Exhibit 99.1

Oplink Reports First Quarter Fiscal Year 2014 Financial Results

Fremont, Calif., -- October 31, 2013 -- Oplink Communications, Inc. (Nasdaq: OPLK),  a leading provider of optical communication components, intelligent modules and subsystems, today reported its financial results for its first quarter of fiscal year 2014, ended September 29, 2013.

Revenue for the quarter was $54.8 million, an increase of 11% over prior quarter revenue of $49.3 million and a 22% increase over first quarter fiscal 2013 revenue of $44.9 million.  GAAP net income was $2.2 million, or $0.11 per diluted share, down from $4.5 million, or $0.23 per diluted share, in the prior quarter and $3.4 million, or $0.17 per diluted share, reported for the first quarter of fiscal 2013.

Non-GAAP net income for the first quarter was $4.0 million, or $0.21 per diluted share, compared to $4.7 million, or $0.24 per diluted share, reported in the prior quarter, and $5.0 million, or $0.26 per diluted share, reported for the first quarter of fiscal 2013.  A reconciliation of the non-GAAP financial measures to their GAAP equivalents is included in the financial tables accompanying this press release.

“The September quarter was a solid start to the 2014 fiscal year,” said Joe Liu, Chairman and CEO of Oplink. “Looking ahead, we see long-term growth in both the telecom and datacom markets, driven by ever-increasing demand for bandwidth.  We believe that we are well positioned to benefit from this growth with our broad portfolio of advanced technologies and long-established manufacturing capabilities.  We are also making good progress in our new cloud-based home security service business, which we believe will prove to be an additional growth driver in the future.”

Business Outlook for the Quarter Ending December 29, 2013

For the quarter ending December 29, 2013, the Company expects to report revenue of $47 to $51 million and GAAP net income of $0.00 to $0.06 per diluted share.  On a non-GAAP basis, excluding stock-based compensation, amortization of intangible assets and any other non-cash or non-recurring charges, the Company expects earnings per diluted share of $0.06 to $0.12. GAAP and non-GAAP net income per diluted share for the quarter ending December 29, 2013 assume an effective tax rate of 20%.

Conference Call Information

Oplink will host a corresponding conference call and live webcast at 2:00 p.m. Pacific Time on October 31, 2013.  The conference call can be accessed by dialing 1-877-941-8631, or 1-480-629-9867 (outside the U.S. and Canada). A live webcast will be available on the Investors section of Oplink’s corporate website at www.oplink.com and via replay beginning approximately two hours after the completion of the call until Oplink’s announcement of its financial results for the next quarter. An audio replay of the call will also be available to investors beginning at approximately 5:00 p.m. Pacific Time on October 31, 2013 until 11:59 p.m. Pacific Time on November 7, 2013, by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering pass code 4647028#.

Non-GAAP Financial Measures

In this earnings release and during the earnings conference call and webcast as described above, Oplink will discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Oplink believes that providing these non-GAAP measures to its investors provides investors the benefit of viewing Oplink’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oplink’s “core operating performance” and its results of operations may look in the future. Oplink defines “core operating performance” as its on-going performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as one-time tax benefits or charges, impairment charges, restructuring charges, amortization of intangible assets and non-cash compensation related to stock and options, are not included in Oplink’s view of “core operating performance.”

Cautionary Statement

This press release contains forward-looking statements, including without limitation the statements under the heading “Business Outlook for the Quarter Ending December 29, 2013.” These forward-looking statements involve risks and uncertainties that could cause Oplink’s results to differ materially from those expressed or implied by such forward-looking statements, including the following risks and uncertainties: (1) possible reductions in customer orders or delays in shipments of products to customers; (2) potential delays in introduction of new Oplink products; (3) Oplink’s reliance on a small number of customers for a substantial portion of its revenues; (4) Oplink’s reliance on third parties to supply critical components and materials for its products; (5) intense competition in Oplink’s target markets and potential pricing pressure that may arise from changing supply or demand conditions in the industry; (6) risks relating to the new Mobile Interactive business, including the risk that the products and services, being new and unproven, may not achieve market acceptance, the risk that Oplink may not be successful in developing adequate sales channels for these products and services, and the risk of write-downs for slow-moving or obsolete inventory ; (7) increasing reliance on sales to datacom customers, which can fluctuate more than sales to our traditional telecom customers; (8) changes in our effective tax rate, which could reduce our net income; and (9) other risks detailed from time to time in Oplink’s periodic reports filed with the Securities and Exchange Commission, including the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing information represents Oplink’s outlook only as of the date of this press release, and Oplink undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

About Oplink

Oplink is a leading provider of optical communication components, intelligent modules and subsystems. We offer advanced solutions in DWDM and CWDM bandwidth creation, optical amplification, switching & routing, wavelength conditioning, monitoring & protection, connectivity and system-level integration, as well as a broad portfolio of optical transceivers for metro WDM, aggregation and access applications. We supply to global leading and emerging telecommunications, data communications and cable TV equipment makers. We are headquartered in Fremont, California and own multiple research and manufacturing facilities in Asia. To learn more about Oplink, visit our web site at www.oplink.com.

(TABLES TO FOLLOW)

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Investor Relations:
Shirley Yin
510-933-7233
ir@oplink.com

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 29,	June 30,
	2013	2013
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$55,177	$65,014
Short-term investments	106,260	105,829
Accounts receivable, net	40,818	40,735
Inventories	35,996	30,028
Prepaid expenses and other current assets	7,486	7,029
Deferred tax assets	809	809
Total current assets	246,546	249,444
Property, plant and equipment, net	51,184	47,687
Long-term investments	12,579	3,307
Goodwill and intangible assets, net	1,071	1,146
Deferred tax assets	7,158	7,083
Other assets	16,259	16,504
Total assets	$334,797	$325,171

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$19,989	$18,166
Accrued liabilities and other current liabilities	15,750	13,579
Total current liabilities	35,739	31,745
Non-current liabilities	10,484	10,225
Total liabilities	46,223	41,970
Stockholders' equity	288,574	283,201
Total liabilities and stockholders' equity	$334,797	$325,171

(1)	The June 30, 2013 condensed consolidated balance sheet has been derived from audited consolidated financial statements at that date.

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
	Three Months Ended
	September 29,	June 30,	September 30,
	2013	2013	2012
	(Unaudited)

Revenues	$54,782	$49,293	$44,884
Cost of revenues	37,085	31,774	28,254
Gross profit	17,697	17,519	16,630
Operating expenses:
Research and development	6,790	6,794	5,432
Sales and marketing	3,773	3,750	3,212
General and administrative	2,066	2,273	2,154
Stock-based compensation expense	1,969	1,323	1,863
Amortization of intangible assets	40	86	91
Net (gain) loss on sale/disposal of assets	77	(1,377)	(7)
Total operating expenses	14,715	12,849	12,745
Income from operations	2,982	4,670	3,885
Interest and other income, net	32	1,809	266
Income before provision for income taxes	3,014	6,479	4,151
Provision for income taxes	792	1,978	788
Net income	$2,222	$4,501	$3,363

Net income per share:
Basic	$0.12	0.24	$0.18
Diluted	$0.11	0.23	$0.17

Shares used in per share calculation:
Basic	19,239	19,105	19,080
Diluted	19,543	19,390	19,425

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)
	Three Months Ended
	September 29,	June 30,	September 30,
	2013	2013	2012
	(Unaudited)
Reconciliation of GAAP net income to non-GAAP net income:
Net income, GAAP	$2,222	4,501	$3,363
Adjustments to measure non-GAAP:
Related to cost of revenues:
Stock-based compensation expense	108	91	123
Amortization of intangible assets	35	35	36
Total related to cost of revenues	143	126	159

Related to operating expenses:
Stock-based compensation expense	1,969	1,323	1,863
Amortization of intangible assets	40	86	91
Total related to operating expenses	2,009	1,409	1,954

Gain on sale of equity investments	-	(1,761)	-
Tax effects on non-GAAP adjustments	(352)	430	(517)

Non-GAAP net income	$4,022	$4,705	$4,959

Net income per share, non-GAAP:
Basic	$0.21	0.25	$0.26
Diluted	$0.21	0.24	$0.26

Shares used in per share calculation:
Basic	19,239	19,105	19,080
Diluted	19,543	19,390	19,425

Reconciliation of GAAP gross profit to non-GAAP gross profit:
GAAP gross profit	$17,697	$17,519	$16,630
Stock compensation expense included in cost of revenues	108	91	123
Amortization of intangible assets included in cost of revenues	35	35	36
Non-GAAP gross profit	$17,840	$17,645	$16,789

GAAP gross margin rate	32.3%	35.5%	37.1%
Non-GAAP gross margin rate	32.6%	35.8%	37.4%

OPLINK COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended
	September 29,	September 30,
	2013	2012
	(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net income	$2,222	$3,363
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,001	1,781
Amortization of intangible assets	75	127
Stock-based compensation expense	2,077	1,986
Deferred income taxes	(74)	4
Net loss (gain) on sale/disposal of assets and equity investments	77	(7)
Other	189	51
Change in assets and liabilities	(2,128)	458
Net cash provided by operating activities	4,439	7,763

Cash flows from investing activities:
Net purchases of investments	(8,336)	(13,821)
Net purchases of property, plant and equipment	(5,451)	(1,403)
Net sales of cost or equity investments	-	214
Net cash used in investing activities	(13,787)	(15,010)

Cash flows from financing activities:
Proceeds from issuance of common stock	620	1,180
Repurchase of common stock	-	(2,675)
Other	(1,147)	(877)
Net cash used in financing activities	(527)	(2,372)

Effect of exchange rate changes on cash and cash equivalents	38	(55)
Net decrease in cash and cash equivalents	(9,837)	(9,674)
Cash and cash equivalents, beginning of period	65,014	81,233
Cash and cash equivalents, end of period	$55,177	$71,559